Exhibit 3.4

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
LIQUIDIA TECHNOLOGIES, INC.

(Pursuant to Sections 228, 242 and 245 of the
General Corporation Law of the State of Delaware)

Liquidia Technologies, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST:  That the name of this Corporation is Liquidia Technologies, Inc. (the “Corporation”) and that this Corporation was originally incorporated pursuant to the General Corporation Law on June 8, 2004 under the name Liquidia Technologies, Inc.

SECOND:  That the Board of Directors of this Corporation (the “Board of Directors”), by unanimous approval effective as of [        ] [  ], 2018, duly adopted resolutions proposing to amend and restate the Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of this Corporation pursuant to Sections 242 and 245 of the General Corporation Law, declaring said amendment and restatement to be advisable and in the best interests of this Corporation and its stockholders, and authorizing the appropriate officers of this Corporation to solicit the consent of the stockholders therefor, and the requisite stockholders of this Corporation, by written consent effective as of [        ] [  ], 2018, duly adopted resolutions proposing to amend and restate the Certificate of Incorporation pursuant to Sections 228, 242 and 245 of the General Corporation Law, declaring said amendment and restatement to be advisable and in the best interests of this Corporation, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this Corporation is Liquidia Technologies, Inc.

ARTICLE II

The address of the registered office of this Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808, and the name of the registered agent is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A.                                    The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is Fifty Million (50,000,000) shares, consisting of: Forty Million (40,000,000) shares of common stock, $0.001 par value per share (the “Common Stock”), and Ten Million (10,000,000) shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B.                                    Except as otherwise restricted by this Certificate of Incorporation, the Corporation is authorized to issue, from time to time, all or any portion of the capital stock of the Corporation which may have been authorized but not issued, to such person or persons and for such lawful consideration as it may deem appropriate, and generally in its absolute discretion to determine the terms and manner of any disposition of such authorized but unissued capital stock.

Any and all such shares issued for which the full consideration has been paid or delivered shall be deemed fully paid shares of capital stock, and the holder of such shares shall not be liable for any further call or assessment or any other payment thereon.

C.                                    The designations and the powers, preferences and rights and qualifications, limitations or restrictions of the shares of each class of stock are as follows:

1.                                      Common Stock

(a)                                 General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to the rights of the holders of any series of Preferred Stock then outstanding.

(b)                                 Voting.  Except as otherwise provided herein, the holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporation Law.  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required, if any Preferred Stock is then outstanding) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

2.                                      Preferred Stock.  The shares of Preferred Stock shall initially be undesignated and may be issued from time to time in one or more additional series by the Board of Directors.  The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon a wholly-unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but, in respect of decreases, not below the number of shares of such series then outstanding.  In case the number of shares of any series should be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolutions originally fixing the number of shares of such series.  The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding and in accordance with this Certificate of Incorporation) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock, and the Corporation shall have the power to issue additional shares of Preferred Stock ranking pari passu, or in priority to, shares of Preferred Stock already issued.

ARTICLE V

The Corporation is to have a perpetual existence.

ARTICLE VI

The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.                                    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.  In addition to the powers and authority expressly conferred upon them by law or by this Certificate of Incorporation or the bylaws of the Corporation, as the same may be amended from time to time (the “Bylaws”), the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

B.                                    The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

C.                                    Subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

D.                                    Subject to the rights of the holders of any series of Preferred Stock then outstanding, special meetings of stockholders of the Corporation may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer, for any purpose or purposes prescribed in the notice of the meeting and shall be held on such date and at such time as the Board may fix.  Business transacted at any special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

E.                                     The number of directors of the Corporation shall not be less than three (3) nor more than eleven (11).  The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Corporation’s Bylaws. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.

F.                                      The Board of Directors shall be and is divided into three classes:  Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class I, and if such fraction is two-thirds (2/3), one of the extra directors shall be a member of Class I and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

G.                                    Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting in 2019; each initial director in Class II shall serve for a term ending on the date of the annual meeting in 2020; and each initial director in Class III shall serve for a term ending on the date of the annual meeting in 2021; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.

H.                                   In the event of any increases or decreases in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member, and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

I.                                        A majority of the total number of authorized directors shall constitute a quorum for the transaction of business.  In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified, provided that in no case shall less than one-third of the number of directors fixed pursuant to this Article VI constitute a quorum.  If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time.  Every act or decision done or made by a majority of the directors present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by the Bylaws of the Corporation or by this Certificate of Incorporation.

J.                                        Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation or other cause (including removal from office by a vote of the stockholders described in Article VI(K) below) may, except as otherwise required by law, be filled only by a majority vote of the directors then in office, though less than a quorum, or by the sole remaining director, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the term of office of the class to which they have been elected expires, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

K.                                    Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

ARTICLE VII

No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director of the Corporation, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.  If the General Corporation Law hereafter is amended to authorize further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law.  Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

The Corporation shall indemnify any director or officer to the fullest extent permitted by Delaware law.

ARTICLE VIII

All of the powers of the Corporation, insofar as the same may be lawfully vested by this Certificate of Incorporation in the Board of Directors, are hereby conferred upon the Board of Directors.

ARTICLE IX

The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws.  Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors).  The stockholders shall also have power to adopt, amend or repeal the Bylaws.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any adoption, amendment or repeal of the Bylaws by the stockholders shall require, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in any election of directors, voting together as a single class.

ARTICLE X

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but subject to the rights of the holders of any shares of Preferred Stock then outstanding and in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in any election of directors, voting together as a single class, shall be required to amend or repeal any of the Articles in this Certificate of Incorporation.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the General Corporation Law, this Certificate of Incorporation or the Bylaws, or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

ARTICLE XII

The Corporation elects to be governed by Section 203 of the DGCL (or any successor provision thereto).

* * *

THIRD:  The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with Section 228 of the General Corporation Law.

FOURTH:  That said Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this Corporation’s Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[signature page follows]

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this Corporation as of [        ] [  ], 2018.

Liquidia Technologies, Inc.

By:
Neal Fowler, Chief Executive Officer